United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2012

Mass Hysteria Entertainment Company, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146517	20-3107499

(State of incorporation)	(Commission File Number)	(IRS Employer Number)

8899 Beverly Blvd. Suite 700 West Hollywood , California	90048
(Address of principal executive offices)	Zip Code

310-285-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Departure of Directors or Certain Officers; Election of Directors; Appointment

Item 5.02   of Certain Officers; Compensatory Arrangements of Certain Officers

Alan J. Bailey was appointed Chief Financial Officer and member of the Board of Directors of the Company effective February 8, 2012.

Mr. Bailey is a veteran of the entertainment industry with 35 years of senior level corporate finance, audit and compliance experience at Paramount Pictures,  including serving as its Senior Vice President and Treasurer  through March 2009. Since that time, he has served as the Chief Executive Officer and co-Founder of new media company Dynamic Media International Inc. (“DMI”) which produces and distributes high definition content through its Dynamic Media Network division; it produces and distributes music through its Dynamic Media Music division it executive produces lower budget/high quality motion pictures and television programs through its Dynamic Media Pictures division. Mr. Bailey is also the owner and operator of the Movieville International Film Festival which acts as a platform to showcase the work of newly aspiring filmmakers. Previous to Paramount Pictures ,  Mr. Bailey served as Vice President in charge of offshore financial operations at Gulf + Western Industries, and served in public accounting with the leading international films of  Ernst & Young and Grant Thornton. Mr. Bailey  is a Fellow of the English Institute of Chartered Accountants.

SIGNATURES

Pursuant to the requirements of the Securities exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mass Hysteria Entertainment Company, Inc.

Date: February 8, 2012	By	/s/ Daniel Grodnick
Daniel Grodnick, Chief Executive Officer